As filed with the Securities and Exchange Commission on June 7, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-4787177
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6325 Digital Way

Suite 460

Indianapolis, Indiana 46278

(765) 828-2580

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Infrastructure and Energy Alternatives, Inc. 2018 Equity Incentive Plan

(Full title of the plan)

Andrew Layman

Chief Financial Officer

Infrastructure and Energy Alternatives, Inc.

6325 Digital Way

Suite 460

Indianapolis, Indiana 46278

(765) 828-2580

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Carol Anne Huff

Kirkland & Ellis LLP

300 North LaSalle

Chicago, IL 60654

(312) 862-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filed	☐		Accelerated filer	☒
			Smaller reporting company	☐
Non-accelerated filer	☐	(Do not check is a smaller reporting company)	Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common stock, par value $0.0001 per share	2,157,765	$9.11	$19,657,240	$2,448

(1)         Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), which become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2)         The proposed maximum offering price is calculated pursuant Rule 457(c) and Rule 457(h) under the Securities Act based upon average of the high and low sale prices of the Common Stock as reported by the New York Stock Exchange on May 30, 2018.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Infrastructure and Energy Alternatives, Inc., a Delaware corporation (the “Company”), to register 2,157,765 shares of Common Stock that are newly authorized for issuance under the Infrastructure and Energy Alternatives, Inc. 2018 Equity Incentive Plan (the “2018 Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Annual Information.*

*                       The documents containing the information specified in Part I will be delivered in accordance with Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents previously filed by the Company with the Commission under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:

•                              The Company’s Form 10-K for the fiscal year ended December 31, 2017 filed with the Commission on March 6, 2018.

•                              The Company’s Form 10-Q for the quarterly period ended March 31, 2018 filed with the Commission on March 31, 2018.

•                              The Company’s Current Reports on Form 8-K or Form 8-K/A filed with the Commission on January 2, 2018, January 4, 2018, January 10, 2018, February 7, 2018, February 9, 2018, February 23, 2018, March 2, 2018, March 8, 2018, March 9, 2018, March 20, 2018, March 21, 2018, March 29, 2018 (including the portions of the Company’s proxy statement specifically incorporated by reference therein), March 30, 2018, April 25, 2018, May 31, 2018 and June 7, 2018.

•                              The description of the Company’s common stock contained in our Registration Statement on Form 8-A, filed with the Commission by M III Acquisition Corp. (i.e., the Company under its prior name and legal form) on June 7, 2016, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

Not applicable.

Item 5.   Interests of Named Experts and Counsel.

Not applicable.

Item 6.   Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) that such officer or director actually and reasonably incurred in connection therewith.

Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

The rights provided in Section 145 of the DGCL are not exclusive, and the corporation may also provide for indemnification under bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Our amended and restated certificate of incorporation provides that the Company, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification thereunder shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized thereby.

Our bylaws provide for the indemnification of our directors, officers or other persons in accordance with our amended and restated certificate of incorporation.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits

Reference is made to the attached Exhibit Index, which is incorporated by reference herein.

Item 9.  Undertakings.

1.                                  The undersigned Company hereby undertakes:

(a)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(b)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.                                  The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions set forth above, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

3.1

Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-3/A (File No. 333-224337) filed with the Securities Exchange Commission on June 7, 2018).

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on March 29, 2018).
4.1

Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on March 29, 2018).

4.2

Specimen Preferred Stock Certificate (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on March 29, 2018).

4.3

Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on March 29, 2018).

4.4

Amended and Restated Warrant Agreement, dated as of March 26, 2018, by and between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent (incorporated by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on March 29, 2018).

5.1*	Opinion of Kirkland & Ellis LLP.
10.1

Infrastructure and Energy Alternatives, Inc. 2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on March 29, 2018).

16.1

Letter from Marcum LLP to the Securities and Exchange Commission dated March 29, 2018 (incorporated by reference to Exhibit 16.1 of the Company’s Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on March 29, 2018).

16.2

Letter of Crowe Horwath LLP, dated as of April 23, 2018 (incorporated by reference to Exhibit 16.1 of the Company’s Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on April 25, 2018).

23.1*	Consent of Kirkland & Ellis LLP (contained in Exhibit 5.1).
23.2*	Consent of Crowe Horwath LLP, Independent Registered Public Accounting Firm.
23.3*	Consent of Marcum LLP, Independent Registered Public Accounting Firm.
24.1*	Power of Attorney (included on signature page).

*                    Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on this 7th day of June, 2018.

INFRASTRUCTURE AND ENERGY
ALTERNATIVES, INC.

By:	/s/ John Paul Roehm
Name:	John Paul Roehm
Title:	President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Infrastructure and Energy Alternatives, Inc., hereby severally constitute and appoint each of John Paul Roehm, Andrew Layman and David Bostwick our true and lawful attorney with full power to him to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits and other documents related thereto, and generally to do all such things in our names and on our behalf in our capacity as officers and directors to enable Infrastructure and Energy Alternatives, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments or post-effective amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 7th day of June, 2018.

Date: June 7, 2018	By:	/s/ John Paul Roehn
John Paul Roehm
Director, CEO and President
(Principal Executive Officer)

Date: June 7, 2018	By:	/s/ Andrew Layman
Andrew Layman
Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: June 7, 2018	By:	/s/ Mohsin Y. Meghji
Mohsin Y. Meghji
Chairman of the Board of Directors

Date: June 7, 2018	By:	/s/ Derek Glanvill
Derek Glanvill
Director

Date: June 7, 2018	By:	/s/ Peter Jonna
Peter Jonna
Director

Date: June 7, 2018	By:	/s/ Philip Kassin
Philip Kassin
Director

Date: June 7, 2018	By:	/s/ Terrence R. Montgomery
Terence Montgomery
Director

Date: June 7, 2018	By:	/s/ Ian Schapiro
Ian Schapiro
Director